UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ENVISION HEALTHCARE CORPORATION

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The following is a transcript of a video circulated to Envision Healthcare Corporation employees on August 29, 2018:

***

Chris Holden (CEO & President): Hello, Brian. Hello, Phillip. It’s been a couple of months since we had a chance to catch up with everyone at Envision and talk about where we are, and what the priorities are, and what’s important. And I’ll talk a little bit about the future. So I want to spend a few minutes with you today and go through a couple of quick questions.

I know we had the leadership from KKR in last week. I’m just curious from those conversations, really, what your major takeaways were, and what’s got you excited. So with that, Phillip, I’ll let you lead us off.

Phillip Clendenin (EVP & President-Ambulatory Services): We’ve been talking about it and talking about how much we like that team. And for them to meet Jim and Max firsthand, I think, was just really good. So they heard quality, and that resonated. They heard growth. They heard the same things that we’ve been talking about that we work on. And they also heard from a group that has a lot of health care experience.

Chris Holden (CEO & President): Absolutely. Brian, how about you?

Brian Jackson (EVP & President-Physician Services): Yes, I’d echo that as well. I think it was a tremendous opportunity for our physician leaders and the operators to see our KKR teammates firsthand. Tremendous, tremendous insight and focus from their health systems experience, which, I think, is certainly going to help us in the future. And then I think the other key piece is they’re really coming in and reinforcing the strategy that we’ve already been embarking on. I think what we’ll see from that is some accelerated growth come from that as well with that focus.

Chris Holden (CEO & President): Through all that, I mean, I was just really struck by how down to earth they are, and how they really recognize that health care is a relationship business. It’s a people service. You could tell that they’ve been through it enough to really, truly become health care people. I think that’s going to resonate well as we move into our next chapter of our journey.

So with that, I’d really transition to get your perspectives. I know in physician services we have a lot of things going on, a lot happening in the ASC space. And Brian, let’s just turn it over to you. What’s top of mind these days? Where is Physician Services focused?

Brian Jackson (EVP & President-Physician Services): Really proud of Dr. Gerry Maccioli and his quality team in their efforts both in coming up with analytics and reporting around our quality data. And certainly, it put us in a great position with our leadership, with our MIPS and Macro work that’s been done there. Another key area has been Dr. Becky Parker’s great work in bringing the voice of our physicians to Washington, DC. As you know, she’s advocating strongly with our Patients First message out there in front, taking that to both the state and federal level to continue to push the ball forward on that.

Becky and her team are doing a great job in reducing and creating focus on the opioid epidemic, as we all have kind of seen our ability to influence that as a multispecialty provider in a unique way that nobody else can do out there right now.

Chris Holden (CEO & President): I know that’s top of mind for everyone, and we have such a key role in helping to bend that curve. That’s a high priority.

Phillip, how about on the surgery center side?

Phillip Clendenin (EVP & President-Ambulatory Services): Orthopedics, total joints, we’re seeing that transition begin from hospitals into the outpatient setting. We have 18 centers now that are performing total joints, and we started about a year ago with only seven. So the snowball’s rolling downhill there and getting a lot of traction. So we’re excited about that. And with our GI world, the American Cancer Society recently recommended lowering the screening age from 50 to 45 years of age. I think that’s really going to get a lot of momentum going in getting the conversation about the importance of colon cancer screening in the prevention of colon cancer.

Chris Holden (CEO & President): So Phillip, as you think about the back half of 2018 and preparing for 2019, where do you have everyone focused these days?

Phillip Clendenin (EVP & President-Ambulatory Services): We’re focused on growth like we always do, and so each of those areas I mentioned earlier, I think, are enjoying that momentum. I think we’ll have some unique partnerships come out of that.

Chris Holden (CEO & President): How about on the Physician Services side?

Brian Jackson (EVP & President-Physician Services): The other piece is really expanding our customer and client relationships and ensuring that we’re providing the best possible quality we can in those contracts, knowing that that’s a springboard for our growth as we move forward.

Chris Holden (CEO & President): Phillip, Brian, thank you so much for spending time with me today. And I know everyone appreciates your thoughts— and looking forward to the future. So thank you very much.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed transaction, the Company has filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on August 13, 2018, and mailed the Proxy Statement and accompanying proxy card to the Company’s stockholders, and has filed and may file other relevant documents relating to the proposed transaction with the SEC. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT CAREFULLY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a copy of the Proxy Statement and other documents filed by the Company (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.evhc.net.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Proxy Statement. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also contained in the Proxy Statement and may be contained in other relevant materials filed with the SEC in respect of the proposed transaction.

Forward-Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the proposed transaction, the Company’s financial and operating objectives, plans and strategies, industry trends, and all statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the SEC; (ii) risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iii) the failure to obtain Company stockholder approval of the transaction or required regulatory approvals or the failure to satisfy any of the other conditions to the completion of the transaction; (iv) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, partners and others with whom it does business, or on its operating results and businesses generally; (v) risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; (vi) the ability to meet expectations regarding the timing and completion of the transaction; (vii) general economic, market, or business conditions; (viii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (ix) changes in governmental reimbursement programs; (x) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (xi) the loss of existing contracts; and (xii) other circumstances beyond the Company’s control.